77. Q3) Exhibits

(OTHER)

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 74U AND 74V.

FOR PERIOD ENDING 06/30/2007

FILE NUMBER 811-6722

SERIES NO.: 1

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class

  0

2.  Dividends for a second class of open-end company shares

              Institutional Class

  0

              Class A

  0

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

18,275

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

  7,394

Class A

     707

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$22.93

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$23.49

              Class A

$22.97

FOR PERIOD ENDING 06/30/2007

FILE NUMBER 811-6722

SERIES NO.: 9

72DD.

1. Total income dividends for which record date passed during the period

              Investor Class

  0

2.  Dividends for a second class of open-end company shares

              Institutional Class

  0

              Class A

  0

74U.

1.   Number of shares outstanding (000's Omitted)

               Investor Class

16,569

2.  Net asset value per share of a second class of open-end company shares (to nearest cent)

Institutional Class

28,048

Class A

     249

74V.

1.   Net asset value per share (to nearest cent)

              Investor Class

$20.92

2.   Net asset value per share of a second class of open-end company shares (to nearest cent)

              Institutional Class

$21.02

       Class A

$20.94